Exhibit 10.1
CINTAS CORPORATION
AMENDED AND RESTATED DIRECTORS’ DEFERRED COMPENSATION PLAN
(Effective January 1, 2026)

This Amended and Restated Directors’ Deferred Compensation Plan (the “Plan”) was previously established by the Board of Directors of Cintas Corporation (the “Board”) and is amended and restated effective as of January 1, 2026. This Plan is intended to assist Cintas Corporation (the “Company”) in attracting and retaining well-qualified directors who are not officers or employees of the Company and to further align the interests of such directors with those of the shareholders of the Company. Capitalized terms used in the Plan shall have the meaning set forth in Section 12 below.

1.Eligibility. Eligible Directors may become Participants in this Plan. If any Participant ceases to be an Eligible Director by virtue of becoming an employee of the Company or any of its subsidiaries or affiliates, the Participant shall not be eligible to participate in the Plan in the calendar year immediately following the year in which the individual ceases to be an Eligible Director. Ceasing to be an Eligible Director shall not otherwise affect a Participant’s Account or Deferral Election made with respect to the year in which the cessation occurs.

2.Deferral of Eligible Director’s Compensation.

2.1Deferral Elections. Each Eligible Director may make a Deferral Election to defer 50% to 100% of the Eligible Director’s Compensation for a calendar year by submitting a completed Deferral Election Form to the Administrator in accordance with the procedures set forth in this Section and as established by the Administrator from time to time. Deferrals Elections may be made in whole percentage increments.

2.2Timing of Deferral Election. An Eligible Director may make a Deferral Election no later than the December 31 immediately preceding the calendar year to which the Deferral Election relates.

2.3Effect and Duration of Deferral Election. A Deferral Election shall apply only to Compensation earned in the calendar year following the year in which the Deferral Election is made. A Deferral Election becomes irrevocable as of December 31st of the calendar year in which it was made consistent with the requirements of Section 409A. If an Eligible Director does not make a Deferral Election for a calendar year, no Compensation will be deferred with respect to that year.

2.4Modifications to Deferral Elections. A Participant may revoke or modify a prior Deferral Election by submitting a new Deferral Election Form to the Administrator at any time prior to the Deferral Election becoming irrevocable as set forth in Section 2.3 above.

2.5Form of Deferral Election. A Deferral Election shall be made pursuant to a Deferral Election Form satisfactory to the Administrator in its discretion.

3.Accounts.

3.1Establishment of Cash Account. The Company shall establish a Cash Account for each Participant. Within 30 days of each Deferral Date, the Company shall credit to the Cash Account of each Participant the deferred portion of any Compensation to be allocated to the Cash Account as set forth in the Deferral Election Form. The Cash Account will be credited with interest at a rate equal to the rate on one-year United States Treasury Bills, determined as of the immediately preceding December 31, increased by 100 basis points. Such interest shall be credited to a Participant’s Cash Account as soon as practicable following the end of each calendar quarter.

3.2Establishment of Phantom Stock Unit Account. The Company shall establish a Phantom Stock Unit Account for each Participant. Within 30 days of each Deferral Date, the Company shall credit to the Phantom Stock Unit Account of each Participant the deferred portion of any Compensation to be allocated to the Phantom Stock Unit Account as set forth in the Deferral Election Form. All Compensation to be allocated to the Phantom Stock Unit Account shall be converted to Phantom Stock Units. The number of Phantom Stock Units credited to a Participant’s Phantom Stock Unit Account as of a Deferral Date shall equal the amount of the deferred Compensation divided by the Fair Market Value of a Share on such Deferral Date, with fractional Phantom Stock Units calculated to three decimal places. As of each dividend payment date with respect to Shares, if any, each Participant shall have credited to the Participant’s Phantom Stock Unit Account a dollar amount equal to the amount of cash dividends that would have been paid on the number of Shares equal to the number of Phantom Stock Units (including fractional) credited to the Participant’s Phantom Stock Unit Account as of the close of business on the record date for such dividend. Such dollar amount shall then be converted into a number of Phantom Stock Units equal to the number of whole and fractional Shares that could have been purchased with such dollar amount at Fair Market Value on the dividend payment date. In the event of a reorganization, recapitalization, stock split, stock dividend, spin off, combination, corporate exchange, merger, consolidation or other change in the Shares, or any distribution to holders of Shares other than cash dividends or any transaction determined in good faith by the Administrator to be similar to the foregoing, the Administrator may make appropriate equitable changes in the number of Phantom Stock Units credited to the Participant’s Phantom Stock Unit Account.

3.3Allocations. Participants may allocate deferred Compensation to the Cash Account or Phantom Stock Unit Account in increments of ten percent (10%).

3.4Statements. The Company will provide each Participant with a statement of the Participant’s Account from time to time.

4.Payment. Payments to a Participant (or the Participant’s Beneficiary, as applicable) shall be made according to one of the following methods set forth in this Section as elected by the Participant on the applicable Deferral Election Form completed in connection with the Participant’s first year of participation in the Plan. The form of distribution elected by the Participant shall apply to the entirety of the Participant’s Account (including future deferrals) and shall be irrevocable. Distribution of a Participant’s Account may be made as follows:

4.1Lump Sum. As a lump sum, payable as soon as practicable after the first day of the month after the Participant’s Separation from Service with the Company.

4.2Installments. In a designated number of monthly installments, not less than 12 nor more than 120, commencing as soon as practicable after the first day of the month after the Participant’s Separation from Service with the Company. The initial installment as calculated herein shall remain in effect until the end of the first calendar year in which said installments commenced. Beginning with the first monthly installment in the second calendar year, the monthly installment payable for each calendar year shall be computed as of the beginning of said calendar year based on the previous calendar year ending balance divided by the number of remaining installment payments. Any residual amounts determined after calculation of the final year’s installment payments shall be paid with the last scheduled installment payment. A distribution scheduled for a particular year may occur any time between January 1 and December 31 of the relevant year. Any distribution that complies with this Section shall be deemed for all purposes to comply with all Plan requirements regarding the time and form of distributions, including Treasury Regulation Section 1.409A-3(b).

4.3Default Form of Distribution. In the event a Participant fails to elect a form of distribution in the first Deferral Election Form, the Participant will be deemed to have elected to receive distribution of the Participant’s Account pursuant to Section 4.1 above upon the Participant’s Separation from Service.

4.4Payment in Event of Death. Upon the death of a Participant, whether before or after the time the Participant incurs a Separation from Service, the unpaid portion of the Participant’s Account shall be paid to the Participant’s Beneficiary in the form elected by the Participant.

4.5Medium of Payment. Any payment of a Participant’s Account shall be made in cash and in no event shall any payment from such Account be settled through the issuance of Shares.

4.6Valuation of Distributions. The value of a Participant’s Account shall be determined when any distribution is processed, as determined in the discretion of the Administrator, regardless of when payment is made.

5.Vesting. All amounts credited to a Participant’s Account shall be fully vested when credited.

6.Unfunded Plan. All benefits under this Agreement shall be paid directly from the general funds of the Company, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. To the extent that any person acquires a right to receive payments from the Company hereunder, such rights shall be no greater than the right of an unsecured creditor of the Company.

7.Administration.

7.1Administrator. The Plan shall be administered by the Administrator. The Administrator shall have the authority to make all determinations it deems necessary or advisable for administering the Plan, subject to the express provisions of the Plan, and to delegate its authority to one or more Company employees. Specifically, the Administrator shall have the authority to interpret, construe, and administer the Plan and any agreement or instrument entered into pursuant to the Plan (including the resolution of any inconsistencies, ambiguities, and defects that may arise with respect to the terms and conditions of the Plan), determine earnings with respect to a Participant’s Account, and to make any and all legal and factual determinations it deems appropriate. All decisions of the Administrator are final and conclusive and binding upon all parties.

7.2Construction and Interpretation. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan shall be within the sole and complete discretion of the Administrator, the Board, or the Company, as applicable.

8.Compliance with Section 409A. Notwithstanding any provision of the Plan to the contrary, all provisions of the Plan (including all provisions of any Deferral Election Form made under the Plan) will be interpreted and applied to comply with the requirements of Section 409A so as to avoid adverse tax consequences, and the provisions of the Plan shall be interpreted in a manner consistent with such intent. In furtherance thereof, to the extent that any provision of the Plan would otherwise result in the Participant being subject to payment of tax, interest, and tax penalty under Section 409A, the Company may amend the Plan as necessary to bring the Plan into compliance with Section 409A and preserve to the maximum extent possible the economic value of the relevant payment or benefit under the Plan to the Participant. To the extent a Participant is a “specified employee” as defined in Section 409A, the rules regarding specified employees will apply. Notwithstanding anything to the contrary in the Plan, no provision of the Plan is intended or shall be interpreted to create any right with respect to the tax treatment of the amounts paid or payable hereunder, and neither the Company, nor any affiliate, nor any successor to the Company, nor the Administrator, shall under any circumstances have any liability to a Participant, or to the Beneficiary of any Participant by reason of any acceleration of income, or any taxes, penalties, or interest due on amounts paid or payable under the Plan.

9.Miscellaneous.

9.1Limitations on Transferability. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.

9.2Governing Law. The validity, construction and effect of the Plan and any agreement hereunder will be determined in accordance with laws of the state of Ohio.

9.3Amendment and Termination of Plan. The Board may suspend, amend, or terminate this Plan at any time; provided, however, that any such suspension, amendment, or termination of the Plan shall comply with Section 409A and shall not deprive a Participant of the amounts allocated to the Participant’s Account without the Participant’s consent. No amendment or termination of the Plan shall accelerate payment of amounts otherwise due under the Plan unless otherwise permitted pursuant to Treasury Regulation Section 1.409A-3(j)(4)(ix).

10.Definitions.

10.1“Account” means a Participant’s Phantom Stock Unit Account and Cash Account.

10.2“Administrator” means the committee appointed by the Board to administer the Plan or, if there is no such committee, the Compensation Committee.

10.3“Beneficiary” means the person or persons the Participant has designated in the most recent designation filed with the Administrator; provided that, if no designated person is alive and no successor Beneficiary has been designated and is alive, the term “Beneficiary” shall mean (a) the spouse of the deceased Participant; (b) if no spouse is alive, the surviving children of the deceased Participant; or (c) if no children are alive, the legal representative of the deceased Participant’s estate.

10.4“Board” means the Board of Directors of the Company.

10.5“Cash Account” means the bookkeeping account established by the Company pursuant to Section 3.1.

10.6“Code” means the Internal Revenue Code of 1986, as amended.

10.7“Company” means Cintas Corporation, a Washington corporation, or any successor thereto.

10.8“Compensation” means all or part of any annual or quarterly retainer or meeting fees payable in cash to an Eligible Director as consideration for services provided as an Eligible Director. Compensation shall not include any expenses paid directly or through reimbursement.

10.9“Compensation Committee” means the compensation committee of the Board.

10.10“Deferral Date” means the date Compensation would otherwise have been paid to the Participant in the absence of a Deferral Election.

10.11“Deferral Election” means an election by a Participant to defer all or a portion of the Participant’s Compensation (in dollar amount or percentage) in accordance with Section 2 of the Plan.

10.12“Deferral Election Form” means such form or other designated means by which a Participant makes a Deferral Election and, with respect to the Participant’s first year of participation in the Plan, by which a Participant elects the form in which the Participant’s Account will be distributed in accordance with Section 4 of the Plan.

10.13“Eligible Director” means any individual who (1) is a member of the Board, and (2) is not an employee of the Company or any of its subsidiaries or affiliates.

10.14“Fair Market Value” of a Share means on a given date (a) if the principal market for the Shares is a national securities exchange or other recognized national market or service reporting sales, the closing price of a Share on the date of the determination on the principal market on which the Shares are then listed or admitted to trading, (b) if the Shares are not listed on a national securities exchange or other recognized national market or service reporting sales, the closing price of a Share on the date of the determination as reported by the system then regarded as the most reliable source of such quotations, or (c) if none of the foregoing clauses apply, the fair market value of a Share as determined in good faith by the Administrator.

10.15“Participant” means an Eligible Director who elects to defer Compensation under the Plan.

10.16“Phantom Stock Unit Account” means the bookkeeping account established by the Company pursuant to Section 3.2.

10.17“Phantom Stock Units” means the credits made to a Participant’s Phantom Stock Unit Account under Section 3.2. Each Phantom Stock Unit represents the right to receive the cash equivalent of the Fair Market Value of one Share upon settlement of the Phantom Stock Unit Account.

10.18“Section 409A” shall mean Section 409A of the Code and the Treasury Regulations and other guidance promulgated thereunder.

10.19“Separation from Service” means the termination of an individual’s service as an Eligible Director for any reason within the meaning of Treasury Regulation Section 1.409A-1(h). Whether a Separation from Service has occurred will be determined by the Administrator in manner consistent with the requirements of Section 409A.

10.20“Shares” means shares of the Company’s Class A common stock, par value $0.00001 per share, or, in the event that the outstanding shares of the Company’s Class A common stock are recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.